UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

Amendment No. 2

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF l934

INNOCAN PHARMA CORPORATION

(Exact name of Registrant as specified in its charter)

Canada	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1015, 926 – 5 Avenue SW Calgary, Alberta, Canada +1 (516) 210-4025	T2P 0N7
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, no par value	NYSE American, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-288899

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

EXPLANATORY NOTE

This Amendment No. 2 to Form 8-A amends and restates in its entirety the Form 8-A filed with the Securities and Exchange Commission on September 22, 2025, as amended on December 16, 2025

Item 1. Description of Registrant’s Securities to be Registered.

The description of (i) common shares, no par value, of Innocan Pharma Corporation (the “Registrant”), as included under the caption “Description of Share Capital” and (ii) the warrants of the Registrant, as included under the caption “Description of Securities we are Offering – Warrants Included in the Units”, each in the prospectus forming a part of the Registration Statement on Form F-1 (Registration No. 333-288899) initially filed with the U.S. Securities and Exchange Commission on July 23, 2025, as amended (the “Registration Statement”), filed under the Securities Act of 1933, as amended (the “Securities Act”), is incorporated by reference herein. In addition, any description of such securities contained in a form of prospectus relating to the Registration Statement subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

No exhibits are required to be filed because no other securities of the Registrant are registered on The NYSE American, LLC and the securities registered by the Original Form 8-A are not registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Innocan Pharma Corporation

By:	/s/ Iris Bincovich
Name:	Iris Bincovich
Title:	Chief Executive Officer

Dated: December 19, 2025